                                   EXHIBIT 1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              CISCO SYSTEMS, INC.,

                          COBRA ACQUISITION CORPORATION

                                       AND

                               TELEBIT CORPORATION

                                  July 21, 1996

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I THE MERGER......................................................     2

     1.1      The Merger..................................................     2
     1.2      Closing; Effective Time.....................................     2
     1.3      Effect of the Merger........................................     2
     1.4      Articles of Incorporation; Bylaws...........................     2
     1.5      Directors and Officers......................................     3
     1.6      Effect on Capital Stock.....................................     3
     1.7      Surrender of Certificates...................................     3
     1.8      No Further Ownership Rights in Target Common Stock..........     5
     1.9      Lost, Stolen or Destroyed Certificates......................     5
     1.10     Taking of Necessary Action; Further Action..................     5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF TARGET.......................     5

     2.1      Organization, Standing and Power............................     6
     2.2      Capital Structure...........................................     7
     2.3      Authority...................................................     8
     2.4      SEC Documents; Financial Statements.........................     9
     2.5      Absence of Certain Changes..................................    10
     2.6      Absence of Undisclosed Liabilities..........................    10
     2.7      Litigation..................................................    10
     2.8      Restrictions on Business Activities.........................    11
     2.9      Governmental Authorization..................................    11
     2.10     Title to Property...........................................    11
     2.11     Intellectual Property.......................................    11
     2.12     Environmental Matters.......................................    13
     2.13     Taxes.......................................................    14
     2.14     Employee Benefit Plans......................................    15
     2.15     Certain Agreements Affected by the Merger...................    17
     2.16     Employee Matters............................................    17
     2.17     Interested Party Transactions...............................    18
     2.18     Insurance...................................................    18
     2.19     Compliance With Laws........................................    18
     2.20     Brokers' and Finders' Fees..................................    18
     2.21     Proxy Statement.............................................    18
     2.22     Opinion of Financial Advisor................................    19
     2.23     Vote Required...............................................    19
     2.24     Board Approval..............................................    19
     2.25     Representations Complete....................................    19
     2.26     Effect of Asset Sale on Representations and Warranties......    19


                                       i.

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND
             MERGER SUB........................................................  20

     3.1      Organization, Standing and Power.................................  20
     3.2      Authority........................................................  20
     3.3      SEC Documents; Financial Statements..............................  21
     3.4      Litigation.......................................................  21
     3.5      Proxy Statement..................................................  22
     3.6      Board Approval...................................................  22
     3.7      Financing........................................................  22
     3.8      Broker's and Finders' Fees.......................................  22
     3.9      Representations Complete.........................................  22

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.................................  23

     4.1      Conduct of Business of Target....................................  23
     4.2      No Solicitation..................................................  26

ARTICLE V ADDITIONAL AGREEMENTS................................................  28

     5.1      Proxy Statement..................................................  28
     5.2      Meeting of Shareholders..........................................  28
     5.3      Access to Information............................................  29
     5.4      Confidentiality..................................................  29
     5.5      Public Disclosure................................................  29
     5.6      Consents; Cooperation............................................  29
     5.7      Other Operational Covenants......................................  30
     5.8      Legal Requirements...............................................  31
     5.9      Employee Benefit Plans...........................................  31
     5.10     Form S-8.........................................................  33
     5.11     Option Agreement.................................................  33
     5.12     Nasdaq Quotation.................................................  33
     5.13     Indemnification..................................................  34
     5.14     Best Efforts and Further Assurances..............................  35

ARTICLE VI CONDITIONS TO THE MERGER............................................  35

     6.1      Conditions to Obligations of Each Party to Effect the Merger.....  35
     6.2      Additional Conditions to Obligations of Target...................  36
     6.3      Additional Conditions to the Obligations of Acquiror and Merger
              Sub..............................................................  36

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..................................  38

     7.1      Termination......................................................  38
     7.2      Effect of Termination............................................  39


                                       ii.

     7.3      Expenses and Termination Fees.................................. 39
     7.4      Amendment...................................................... 42
     7.5      Extension; Waiver.............................................. 42

ARTICLE VIII GENERAL PROVISIONS.............................................. 43

     8.1      Non-Survival at Effective Time................................. 43
     8.2      Notices........................................................ 43
     8.3      Interpretation................................................. 44
     8.4      Counterparts................................................... 44
     8.5      Entire Agreement; Nonassignability; Parties in Interest........ 44
     8.6      Severability................................................... 45
     8.7      Remedies Cumulative............................................ 45
     8.8      Governing Law.................................................. 45
     8.9      Rules of Construction.......................................... 45


SCHEDULES

Target Disclosure Schedule

Schedule 2.10  -  Target Real Property
Schedule 2.11  -  Target Intellectual Property
Schedule 2.14  -  Target Employee Plans
Schedule 5.9   -  Outstanding Options
Schedule 6.3   -  Required Employment Agreements

EXHIBITS

Exhibit A      -  Agreement of Merger
Exhibit B      -  Voting Agreement
Exhibit C      -  Option Agreement



                                      iii.

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of July 21, 1996, by and among Cisco Systems, Inc., a California corporation ("Acquiror"), Cobra Acquisition Corporation, a California corporation ("Merger Sub") and wholly owned subsidiary of Acquiror, and Telebit Corporation, a California corporation ("Target").

                                    RECITALS

         A. The Boards of Directors of Target, Acquiror and Merger Sub have each determined that it is in the best interests of their respective companies and the shareholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Target (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, the outstanding shares of Target Common Stock, no par value ("Target Common Stock"), shall be converted into thirteen dollars and thirty-five cents ($13.35) per share.

         C. Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

         D. Concurrent with the execution of this Agreement and as an inducement to Acquiror and Merger Sub to enter into this Agreement, (a) Target and Acquiror have entered into a stock option agreement dated the date hereof (the "Option Agreement") providing for the purchase by Acquiror of newly-issued shares of Target's Common Stock, and (b) certain shareholders of Target have on the date hereof entered into a Voting Agreement in the form attached hereto as Exhibit B, which provides that each such shareholder will vote the shares of Target's Common Stock owned by such person to approve the Merger and against any competing proposals.

         E. Also, concurrent with the execution of this Agreement, Target and Telebit (Newco) Inc., a Delaware corporation ("Newco"), have entered into an Asset Purchase Agreement dated of even date herewith (the "Asset Purchase Agreement"), which agreement provides for the sale of certain of Target's assets to Newco and the assumption of certain of Target's obligations and liabilities by Newco.

         NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Agreement of Merger attached hereto as Exhibit A (the "Agreement of Merger") and the applicable provisions of the California Corporations Code ("California Law"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable (and in any event within two business days) after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, Palo Alto, California, or at such other location as the parties hereto agree. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Agreement of Merger with the Secretary of State of the State of California, in accordance with the relevant provisions of California Law (the time of such filing being the "Effective Time").

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4   Articles of Incorporation; Bylaws.

               (a) At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by California Law and such Articles of Incorporation; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to change the corporate name of the Surviving Corporation to a name other than Target's present corporate name or a corporate name closely resembling Target's present corporate name.

               (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.


                                       2.

         1.5 Directors and Officers. At the Effective Time, the directors of the Merger Sub shall be the initial directors of the Surviving Corporation, who shall survive until their successors are duly elected or appointed and qualified, and the officers of Merger Sub shall be the initial officers of the Surviving Corporation, who shall survive until their respective successors are duly elected or appointed and qualified.

         1.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Merger Sub, Target or the holders of any of the following securities:

               (a) Conversion of Target Common Stock. At the Effective Time, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Target Common Stock to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and be converted automatically into the right to receive thirteen dollars and thirty-five cents ($13.35) (the "Merger Consideration").

               (b) Cancellation of Target Common Stock Owned by Acquiror or Target. At the Effective Time, all shares of Target Common Stock that are owned by Target as treasury stock and each share of Target Common Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

               (c) Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock, no par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $.01 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

               (d) Adjustments to Merger Consideration. The Merger Consideration shall be appropriately adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Target Common Stock), reorganization, recapitalization or other like change with respect to Target Common Stock occurring after the date hereof and prior to the Effective Time.

         1.7   Surrender of Certificates.

               (a) Exchange Agent. The First National Bank of Boston shall act as exchange agent (the "Exchange Agent") in the Merger.


                                       3.

               (b) Acquiror to Provide Cash. Promptly after the Effective Time, Acquiror shall deliver to the Exchange Agent for exchange in accordance with this Article 1, through such reasonable procedures as Acquiror may adopt, cash in an amount sufficient to permit payment (i) pursuant to Section 1.6(a) in exchange for shares of Target Common Stock outstanding immediately prior to the Effective Time and (ii) pursuant to Section 5.9 upon cancellation of outstanding vested options to acquire shares of Target Common Stock.

               (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each bolder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Common Stock, whose shares were converted into the right to receive cash pursuant to Section 1.6,
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor cash representing the payment which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive an amount in cash in accordance with Section 1.6.

               (d)   Transfers of Ownership.  If any payment pursuant to Section
1.6 is to be made to a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the payment thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such payment will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the payment of such cash to any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

               (e) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                       4.

         1.8 No Further Ownership Rights in Target Common Stock. All cash paid upon the surrender for exchange of shares of Target Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such amount in cash as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.10 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF TARGET

         In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole; provided, however, that a "Material Adverse Effect" with respect to Target shall not include any adverse effect on the revenues or gross margins of Target (or the direct consequences thereof) following the date of this Agreement which is attributable to a delay of, reduction in or cancellation or change in the terms of product orders by customers of Target. In the event of any litigation regarding the foregoing provision, Target shall be required to sustain the burden of reasonably


                                       5.

demonstrating that any such delay, reduction, cancellation or change is directly attributable to the transactions contemplated by this Agreement.

         In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party charged with senior administrative or operational responsibility for such matters. Also, for purposes of this Article II, the transactions contemplated by the Asset Purchase Agreement, the Preferred Stock Purchase and Noteholder Rights Agreement and the MICA License (as such terms are defined in the Asset Purchase Agreement) shall not be deemed to be "transactions contemplated by this Agreement."

         Except as disclosed in a document of even date herewith and delivered by Target to Acquiror prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule") and except for (i) the effect of the execution by Target of the Asset Purchase Agreement and the Preferred Stock Purchase and Noteholder Rights Agreement concurrently with the execution of this Agreement, (ii) Target's agreement to consummate the transactions, and execute and perform the other documents and instruments, contemplated by such other agreements (including, without limitation, the execution and delivery of the MICA License), and (iii) Target's performance of its obligations under such other agreements (all such matters taken together, the "Pre-Closing Asset Transaction"), Target represents and warrants to Acquiror and Merger Sub as follows:

         2.1 Organization, Standing and Power. Each of Target and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Target and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Target. Target has delivered (or as to the subsidiary documents, made available) a true and correct copy of the Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), and Bylaws, as amended, or other charter documents, as applicable, of Target and each of its subsidiaries, each as amended to date, to Acquiror. Neither Target nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Target is the record or beneficial owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Target free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Target or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the Target SEC Documents (as defined in Section


                                       6.

2.4), Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         2.2 Capital Structure. The authorized capital stock of Target consists of 40,000,000 shares of Common Stock, no par value, and no shares of Preferred Stock, no par value, of which there were issued and outstanding as of the close of business on July 18, 1996, 13,806,692 shares of Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities of Target and no outstanding commitments to issue any shares of capital stock or voting securities of Target after July 18, 1996 other than pursuant to the Option Agreement, the exercise of options or purchase rights outstanding as of such date under (i) the following stock option plans of Target (collectively, the "Target Option Plans"): the Target 1985 Employee Stock Incentive Program (the "1985 Plan), the assumed 1987 Octocom Stock Option Plan (the "1987 Plan"), the 1994 Non-Employee Director Stock Option Plan (the "1994 Plan") and the 1995 Stock Option Plan (the "1995 Plan") or (ii) the Target 1990 Employee Stock Purchase Plan (the "Target ESPP"). All outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof and restrictions imposed by applicable securities laws, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. As of the close of business on July 18, 1996, Target has reserved (i) 4,300,225 shares of Common Stock for issuance to employees, consultants and directors pursuant to the Target Stock Option Plans, of which 1,969,722 shares have been issued pursuant to option exercises or direct stock purchases, 1,761,062 shares are subject to outstanding, unexercised options, and no shares are subject to outstanding stock purchase rights, and (ii) 660,000 shares of Common Stock for issuance to employees pursuant to the Target ESPP, of which 452,663 shares have been issued. Since July 18, 1996, Target has not (i) issued or granted additional options under the Target Stock Option Plans, or (ii) accepted contributions to or enrollments in the Target ESPP. Except for (i) the rights created pursuant to this Agreement, the Option Agreement, the Employment Agreements listed in Schedule 2.14, the Target Stock Option Plans and the Target ESPP and (ii) Target's right to repurchase any unvested shares under the Target Stock Option Plans, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its shareholders and (ii) to the best of Target's knowledge, between or among any of Target's shareholders, except for the shareholders who have executed the Voting Agreements referred to in Recital D of this Agreement. The terms of the Target Stock Option Plans permit the assumption or substitution of options to purchase Acquiror


                                       7.

Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Target shareholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for those options (except as otherwise provided in one or more of the Employment Agreements listed in Schedule 2.14). The current "Purchase Period" (as defined in the Target ESPP) commenced under the Target ESPP on June 1, 1996 and will end prior to the Effective Time as provided in this Agreement, and except for the purchase rights granted on such commencement date to participants in the current Purchase Period, there are no other purchase rights or options outstanding under the Target ESPP. True and complete copies of all agreements and instruments presently in effect relating to or issued under the Target Stock Option Plans or Target ESPP have been delivered or made available to Acquiror and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form delivered to Acquiror.

         2.3 Authority. Target has all requisite corporate power and authority to enter into this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's shareholders as contemplated by Section 6.1(a). Each of this Agreement and the Option Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement and the Option Agreement by Target does not, and the consummation of the transactions contemplated hereby or by the Option Agreement will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Target or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its subsidiaries or any of their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not have had and would not reasonably be expected to have a Material Adverse Effect on Target. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target or any of its subsidiaries in connection with the execution and delivery of this Agreement, the Option Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Agreement of Merger as provided in Section 1.2, (ii) the filing with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD") of the Proxy Statement (as defined


                                       8.

in Section 2.23) relating to the Target Shareholders Meeting (as defined in
Section 2.21), (iii) such other filings as may be required under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country, (v) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement or the Option Agreement.

         2.4 SEC Documents; Financial Statements. Target has furnished or made available to Acquiror a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act")), definitive proxy statement and other filing filed with the SEC by Target since April 27, 1990, and, prior to the Effective Time, Target will have furnished Acquiror with, or made available to Acquiror, true and complete copies of any additional documents filed with the SEC by Target prior to the Effective Time (collectively, the "Target SEC Documents"). In addition, Target has delivered or made available to Acquiror all exhibits to the Target SEC Documents filed prior to the date hereof, and will promptly deliver to Acquiror all exhibits to any additional Target SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired or been terminated in accordance with their terms, and neither Target nor any of its subsidiaries is in default thereunder, except where default would not have a Material Adverse Effect. As of their respective filing dates, the Target SEC Documents complied in all material respects with the requirements of the Securities Exchange Act and the Securities Act, and as of their respective dates none of the Target SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Target SEC Document. The financial statements of Target, including the notes thereto, included in the Target SEC Documents (the "Target Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Target Financial Statements fairly present the consolidated financial condition and operating results of Target and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in


                                       9.

Target accounting policies except as described in the notes to the Target Financial Statements.

         2.5 Absence of Certain Changes. Since March 30, 1996 (the "Target Balance Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Target;
(ii) any acquisition, sale or transfer of any material asset of Target or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any material revaluation by Target of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any material contract entered into by Target or any of its subsidiaries, other than in the ordinary course of business and as provided to Acquiror, or any material amendment or termination of, or default under, any material contract to which Target or any of its subsidiaries is a party or by which it is bound; or (vi) any negotiation or agreement by Target or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

         2.6 Absence of Undisclosed Liabilities. Target has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Target's Quarterly Report on Form 10-Q for the period ended March 30, 1996 (the "Target Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Target Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the Target Balance Sheet Date and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement and the Option Agreement.

         2.7 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target or any of its subsidiaries, threatened against Target or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Target. There is no judgment, decree or order against Target or any of its subsidiaries, or, to the knowledge of Target and its subsidiaries, any of their respective directors or officers (in their capacities as such), that could reasonably be expected to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target.


                                       10.

         2.8 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon Target or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current or future business practice of Target or any of its subsidiaries, any acquisition of property by Target or any of its subsidiaries or the conduct of business by Target or any of its subsidiaries.

         2.9 Governmental Authorization. Target and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity
(i) pursuant to which Target or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any of such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

         2.10 Title to Property. Target and its subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which is reflected on the Target Balance Sheet, and (iv) liens that in the aggregate would not have a Material Adverse Effect. The plants, property and equipment of Target and its subsidiaries that are used in the operations of their businesses are in good operating condition and repair, ordinary wear and tear excepted. All properties used in the operations of Target and its subsidiaries are reflected in the Target Balance Sheet to the extent generally accepted accounting principles require the same to be reflected.
Schedule 2.10 identifies each parcel of real property owned or leased by Target or any of its subsidiaries.

         2.11  Intellectual Property.

               (a) Target and its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Target and its subsidiaries, except to the extent that the


                                       11.

failure to have such rights have not had and would not reasonably be expected to have a Material Adverse Effect on Target.

              (b) Schedule 2.11 lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, which Target considers to be material to its business and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which any person is authorized to use any Intellectual Property (except for non-material licenses entered into by Target in the ordinary course of business), and (iii) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which Target is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Target product that is material to its business.

              (c) There is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target or any of its subsidiaries, any trade secret material to Target or any of its subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through Target or any of its subsidiaries, by any third party, including any employee or former employee of Target or any of its subsidiaries. Neither Target nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders and other agreements arising in the ordinary course of business.

              (d) Target is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on Target.

              (e) All patents, registered trademarks, service marks and copyrights held by Target are valid and subsisting. Target (i) is not a party to any pending suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The manufacture, marketing, licensing or sale of Target's products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, except where such infringement would not have a Material Adverse Effect on Target.

              (f) Target has secured valid written assignments from all consultants and employees who contributed to the creation or development of


                                       12.

Intellectual Property of the rights to such contributions that Target does not already own by operation of law.

              (g) Target believes it has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, or patent applications or copyright ("Confidential Information"). To Target's knowledge, all use, disclosure or appropriation of Confidential Information owned by Target by or to a third party has been pursuant to the terms of a written agreement between Target and such third party. To Target's knowledge, all use, disclosure or appropriation of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

         2.12 Environmental Matters.

              (a)   The following terms shall be defined as follows:

                    (i) "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                    (ii) "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

                    (iii) "Property" shall mean all real property leased or owned by Target or its subsidiaries either currently or in the past.

                    (iv) "Facilities" shall mean all buildings and improvements on the Property of Target or its subsidiaries.

              (b) Target represents and warrants that, except in all cases as, in the aggregate, would not have a Material Adverse Effect on Target, as follows: (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; (iii) Target and its subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to Target's knowledge, threatened relating to a violation of any Environmental and Safety Laws; (v) neither Target nor its subsidiaries has been notified in writing that it is a potentially responsible party under the federal Comprehensive


                                       13.

Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring prior to the Closing Date; (vi) to Target's knowledge, there have not been in the past, and are not now, releases by Target of any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) to Target's knowledge, there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) to Target's knowledge, there are no polychlorinated biphenyls (PCBS) deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) to Target's knowledge, there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and Target's and its subsidiaries uses and activities therein have at all times complied with all Environmental and Safety Laws; and (xi) Target and its subsidiaries have all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits.

         2.13 Taxes. Except with respect to such exceptions as would not be reasonably expected to have a Material Adverse Effect on Target:

         Target has timely filed all Tax Returns required to be filed by it, has timely filed or caused to be timely filed all Tax Returns required to be filed by each of its subsidiaries for periods during which such corporations were subsidiaries of Target, has paid all Taxes shown thereon to be due and has provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes not yet due and payable. Except as disclosed in the SEC Documents, (i) no material claim for Taxes has become a lien against the property of Target or any of its subsidiaries or is being asserted against Target or any of its subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Target or any of its subsidiaries is being conducted by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by Target or any of its subsidiaries and is currently in effect, (iv) there is no agreement, contract or arrangement to which Target or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G of the Code. Target has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger, and (v) neither Target nor any of its subsidiaries is a party to any tax sharing or tax allocation agreement nor does Target or any of its subsidiaries owe any amount under any such agreement. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed


                                       14.

by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and
(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes.

         2.14  Employee Benefit Plans.

               (a) Schedule 2.14 lists, with respect to Target, any subsidiary of Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $50,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target of greater than $50,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Target (together, the "Target Employee Plans").

               (b) Target has furnished to Acquiror a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Target has also furnished Acquiror with the most recent Internal


                                       15.

Revenue Service determination letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

               (c) (i) None of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Target and each subsidiary or ERISA Affiliate have performed all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Target Employee Plans, which default or violation could reasonably be expected to have a Material Adverse Effect on Target; (iv) neither Target nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans, which liability or penalty could be reasonably expected to have a Material Adverse Effect on Target; (v) all material contributions required to be made by Target or any subsidiary or ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Target Employee Plan is covered by, and neither Target nor any subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan, except where the failure to take such action would not have a Material Adverse Effect on Target. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Target nor any Target subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.


                                       16.

               (d) With respect to each Target Employee Plan, Target and each of its United States subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and
(ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

               (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target, any Target subsidiary or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

               (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target, any Target subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Target's financial statements.

         2.15 Certain Agreements Affected by the Merger. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target or any of its subsidiaries, (ii) materially increase any benefits otherwise payable by Target or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         2.16 Employee Matters. Target and each of its subsidiaries are in compliance in all respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, except where the failure to be in compliance or the engagement in such unfair labor practices would not have a Material Adverse Effect on Target. There are no pending claims against Target or any of its subsidiaries under any workers compensation plan or policy or for long term disability. Neither Target nor any of its subsidiaries has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not have a Material Adverse Effect on Target. There are no controversies pending or, to the knowledge of Target or any of its subsidiaries, threatened, between Target or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Target. Neither Target nor any of its subsidiaries is a party to any collective bargaining agreement or other


                                       17.

labor union contract nor does Target nor any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees.

         2.17 Interested Party Transactions. Except as disclosed in the Target SEC Documents, neither Target nor any of its subsidiaries is indebted to any director, officer, employee or agent of Target or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target or any of its subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act since April 27, 1990.

         2.18 Insurance. Target and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.19 Compliance With Laws. Each of Target and its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Target.

         2.20 Brokers' and Finders' Fees. Except for the fees of Allen and Company Incorporated, whose fees will be paid in the manner contemplated by the Asset Purchase Agreement, Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby. Target has prior to the date hereof furnished to Acquiror a copy of Target's engagement letter with Allen and Company Incorporated in connection with the transactions contemplated by this Agreement and the Asset Purchase Agreement.

         2.21 Proxy Statement. The information supplied by Target for inclusion in the proxy statement to be sent to the shareholders of Target in connection with the meeting of Target's shareholders to consider the Merger (the "Target Shareholders Meeting") (such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Target's shareholders, at the time of the Target Shareholders Meeting and at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to made the statements made therein, in light of the circumstances under which they are made, not misleading; or omit to state any material


                                       18.

fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Shareholders Meeting which has become misleading. If at any time prior to the Effective Time any event or information should be discovered by Target which should be set forth in a supplement to the Proxy Statement, Target shall promptly inform Acquiror and Merger Sub. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror or Merger Sub which is contained in any of the foregoing documents.

         2.22 Opinion of Financial Advisor. Target has been advised in writing by its financial advisor, Allen and Company Incorporated, that in such advisor's opinion, as of the date hereof, the consideration to be received by the shareholders of Target in the Merger is fair, from a financial point of view, to the shareholders of Target.

         2.23 Vote Required. The affirmative vote of the holders of a majority of the shares of Target Common Stock outstanding on the record date set for the Target Shareholders Meeting is the only vote of the holders of any of Target's capital stock necessary to approve the Merger.

         2.24 Board Approval. The Board of Directors of Target has, prior to the execution hereof, (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the shareholders of Target and is on terms that are fair to such shareholders and (iii) determined to recommend that the shareholders of Target approve this Agreement and consummation of the Merger, subject to the terms of Sections 4.2 and 5.1 hereof.

         2.25 Representations Complete. None of the representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, or the Target SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

         2.26 Effect of Asset Sale on Representations and Warranties. Notwithstanding the express language of the representations and warranties made herein by Target in Sections 2.7-2.11, such representations and warranties shall only be deemed to be representations and warranties with respect to Target and its business after giving effect to the transactions contemplated by the Asset Purchase Agreement and only with respect to the Excluded Assets and the Excluded Liabilities (as such terms are defined in the Asset Purchase Agreement).


                                       19.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

         Acquiror and Merger Sub represent and warrant to Target as follows:

         3.1 Organization, Standing and Power. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror to Target. Neither Acquiror nor Merger Sub is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Acquiror is the owner of all outstanding shares of capital stock of Merger Sub and all such shares are duly authorized, validly issued, fully paid and nonassessable.

         3.2 Authority. Acquiror and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub enforceable against such parties in accordance with its terms except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of Acquiror or Merger Sub, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Merger Sub or their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not have had and would not reasonably be expected to have a Material Adverse Effect on Acquiror. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement by Acquiror and Merger Sub or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger as provided in
Section 1.2, (ii) any filings as may be required under applicable state securities laws and the securities laws of any foreign


                                       20.

country, (iii) such filings as may be required under HSR, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

         3.3 SEC Documents; Financial Statements. Acquiror has furnished or made available to Target a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Acquiror since July 26, 1992, and, prior to the Effective Time, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). In addition, Acquiror has made available to Target all exhibits to the Acquiror SEC Documents filed prior to the date hereof, and will promptly make available to Target all exhibits to any additional Acquiror SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired or terminated in accordance with their terms, and neither Acquiror nor any of its subsidiaries is in default thereunder except for defaults which will not have a Material Adverse Effect on Acquiror. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Securities Exchange Act and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Acquiror accounting policies except as described in the notes to the Acquiror Financial Statements.

         3.4 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or any of its subsidiaries, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that,


                                       21.

individually or in the aggregate, could reasonably be expected to have a material adverse effect on the ability of Acquiror to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse effect on the ability of Acquiror to consummate the transactions contemplated by this Agreement.

         3.5 Proxy Statement. The information supplied by Acquiror for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Target's shareholders, at the time of the Target Shareholders Meeting and at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Shareholders Meeting which has become misleading. If at any time prior to the Effective Time any event or information should be discovered by Acquiror or Merger Sub which should be set forth in a supplement to the Proxy Statement, Acquiror or Merger Sub will promptly inform Target. Notwithstanding the foregoing, Acquiror and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Target which is contained in any of the foregoing documents.

         3.6 Board Approval. The Boards of Directors of Acquiror and Merger Sub have unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of their respective shareholders and is on terms that are fair to such shareholders and (iii) recommended that the shareholder of Merger Sub approve this Agreement and the consummation of the Merger.

         3.7 Financing. Acquiror posses sufficient funds to enable it to acquire all issued and outstanding shares of Target's Common Stock on a fully diluted basis (including the payments required by Section 5.9) pursuant to the Merger and to pay all fees and expenses payable by Acquiror related to the transactions contemplated by this Agreement.

         3.8 Broker's and Finders' Fees. Except for the fees of Merrill Lynch & Co., whose fees will be paid by Acquiror, Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.9 Representations Complete. None of the representations or warranties made by Acquiror or Merger Sub herein or in any Schedule hereto or certificate furnished by Acquiror or Merger Sub pursuant to this Agreement, or the Acquiror SEC Documents, when all such documents are read together in their entirety,


                                       22.

contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 Conduct of Business of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Acquiror), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use its reasonable efforts consistent with past practice to keep available the services of its and its subsidiaries' present officers and key employees and use its reasonable efforts consistent with past practice to preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Target agrees to use its best efforts to promptly notify Acquiror of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could reasonably be expected to have a Material Adverse Effect on Target. Without limiting the foregoing, except as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

              (a) Charter Documents. Cause or permit any amendments to its Articles of Incorporation or Bylaws;

              (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

              (c) Stock Option Plans, Etc. Except as otherwise disclosed in the Target Disclosure Schedule, accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its employee stock plans or director


                                       23.

stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

              (d) Material Contracts. Except in connection with the Pre-Closing Asset Transaction, enter into any contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its contracts, other than in the ordinary course of business consistent with past practice and in no event shall such contract, commitment, amendment, modification or waiver be in excess of $1,000,000;

              (e) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement and other than issuances under the Target ESPP in the ordinary course of business consistent with past practice;

              (f) Intellectual Property. Except in connection with the Pre-Closing Asset Transaction, transfer to any person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

              (g) Exclusive Rights. Except in connection with the Pre-Closing Asset Transaction, enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

              (h) Dispositions. Except in connection with the Pre-Closing Asset Transaction, sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

              (i) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than in the ordinary course of business consistent with past practice;

              (j) Leases. Enter into any operating lease other than in the ordinary course of business consistent with past practice;

              (k) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than (i) in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial


                                       24.

Statements, (ii) the payment of the transaction expenses associated with the transactions contemplated by this Agreement and the Pre-Closing Asset Transaction and (iii) in connection with the Pre-Closing Asset Transaction;

              (l) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

              (m) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

              (n) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit or stock purchase or option plan, execute or amend any employment agreement with any of Target's officers (including Target's employment agreement with James Norrod), or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees other than increases paid to its non-officer employees in the ordinary course of business consistent with past practice;

              (o) Severance Arrangements. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to written agreements outstanding on the date hereof which have been disclosed in the Target Disclosure Schedule or (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

              (p) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement or the Confidentiality Agreement (as defined in Section 5.4);

              (q) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, or acquire or agree to acquire any equity securities of any corporation, partnership, association or business organization;

              (r) Taxes. Other than in the ordinary course of business or with respect to the matters set forth on the Target Disclosure Schedule, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or


                                       25.

consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

              (s) Notices. Target shall give all notices and other information required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement;

              (t) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

              (u) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (t) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

Notwithstanding the express terms of this Section 4.1, nothing herein shall be interpreted so as to prohibit Target from taking any action with respect to the Purchased Assets, the Assumed Liabilities or the Business (as such terms are defined in the Asset Purchase Agreement) that would otherwise be contemplated or permitted with respect thereto under the terms of the Asset Purchase Agreement; provided, however, that Target agrees that it shall not seek to amend or waive, or consent to an amendment or waiver of, any provision of the Asset Purchase Agreement or the Preferred Stock Purchase and Noteholder Rights Agreement or any of the forms of agreement contemplated by such agreements without the prior written consent of Acquiror.

         4.2 No Solicitation. From and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with
Article VII, Target and its subsidiaries and the officers, directors, employees or other agents of Target and its subsidiaries will not, directly or indirectly,
(i) take any action to solicit, initiate or encourage any Takeover Proposal (defined below) or (ii) subject to the terms of the immediately following sentence, engage in negotiations with, or disclose any nonpublic information relating to Target or any of it subsidiaries to, or afford access to the properties, books or records of Target or any of its subsidiaries to, any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal; provided, nothing herein shall prohibit Target's Board of Directors from taking and disclosing to Target's shareholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. Notwithstanding the immediately preceding sentence, if an unsolicited Takeover Proposal, or an unsolicited written expression of interest that can reasonably be expected to lead to a Takeover Proposal, shall be received by the Board of Directors of Target, then, to the extent the Board of Directors of Target believes in good faith (after consultation with its financial


                                       26.

advisor) that such Takeover Proposal would, if consummated, result in a transaction more favorable to Target's shareholders from a financial point of view than the transaction contemplated by the Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Target determines in good faith after consultation with outside legal counsel that it would be inconsistent with the Board of Directors' fiduciary duties to shareholders under applicable law, Target and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information and take such other actions as are consistent with the fiduciary obligations of Target's Board of Directors, and such actions shall not be considered a breach of this Section 4.2 or any other provisions of this Agreement, provided that in each such event Target notifies Acquiror of such determination by the Target Board of Directors and provides Acquiror with a true and complete copy of the Superior Proposal received from such third party, if the Superior Proposal is in writing, or a complete written summary thereof, if it is not in writing, and provides Acquiror with all documents containing or referring to non-public information of Target that are supplied to such third party; provided, further, that (A) the Board of Directors of Target has determined, with the advice of Target's investment bankers, that such third party is capable of making a Superior Proposal upon satisfactory completion of such third party's review of the information supplied by Target, (B) the third party has stated that it intends to make a Superior Proposal, (C) Target may not provide any non-public information to any such third party if it has not prior to the date thereof provided such information to Acquiror or Acquiror's representatives, and (D) Target provides such non-public information pursuant to a non-disclosure agreement substantially the same as or otherwise at least as restrictive on such third party as the Confidentiality Agreement is on Acquiror; provided, however, that Target shall not, and shall not permit any of its officers, directors, employees or other representatives to agree to or endorse any Takeover Proposal unless Target shall have terminated this Agreement pursuant to Section 7.1(e) and paid Acquiror all amounts payable to Acquiror pursuant to Section 7.3(b). Target will promptly notify Acquiror after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for non-public information relating to Target or any of its subsidiaries or for access to the properties, books or records of Target or any of its subsidiaries by any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal and will keep Acquiror fully informed of the status and details of any such Takeover Proposal notice, request or any correspondence or communications related thereto and shall provide Acquiror with a true and complete copy of such Takeover Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a complete written summary thereof, if it is not in writing. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Target or any of its subsidiaries or the acquisition of any significant equity interest in, or a significant portion of the assets of, Target or any of its subsidiaries, other than the transactions contemplated by this Agreement. Neither the execution by Target of the Asset Purchase Agreement nor the consummation of the Pre-Closing Asset Transaction nor the


                                       27.

disclosure of information regarding Target to the Acquiror under the Asset Purchase Agreement shall be deemed to be a breach of this Section 4.2.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Proxy Statement. As promptly as practicable after the execution of this Agreement, Target and Acquiror shall prepare, and Target shall file with the SEC, preliminary proxy materials relating to the approval of the Merger and the transactions contemplated hereby by the shareholders of Target and, as promptly as practicable following receipt of SEC comments thereon, Target shall file with the SEC definitive proxy materials which comply in form with applicable SEC requirements. Target will notify Acquiror promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filing or for additional information and will supply Acquiror with copies of all correspondence between Target or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or other filing. The Proxy Statement and the other filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, Target shall promptly inform Acquiror of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of Target, such amendment or supplement. Subject to the provisions of Section 4.2, the Proxy Statement shall include the recommendation of the Board of Directors of Target in favor of the Merger; provided that such recommendation may not be included or may be withdrawn if previously included if Target's Board of Directors believes in good faith that a Superior Proposal has been made and, upon written advice of its outside legal counsel, shall determine that to include such recommendation or not withdraw such recommendation if previously included would constitute a breach of the Board's fiduciary duty under applicable law.

         5.2 Meeting of Shareholders. Target shall promptly after the date hereof take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to convene the Target Shareholders Meeting within 45 days of the filing of the definitive proxy materials. Target shall consult with Acquiror regarding the date of the Target Shareholders Meeting and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the Target Shareholders Meeting without the consent of Acquiror. Subject to Section 5.1, Target shall use its best efforts to solicit from shareholders of Target proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger.


                                       28.

         5.3   Access to Information.

               (a) Target shall afford Acquiror and its accountants, counsel and other representatives, upon reasonable advance notice, reasonable access during normal business hours during the period prior to the Effective Time to
(i) all of Target's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target and its subsidiaries as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

               (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

               (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.4 Confidentiality. The parties acknowledge that each of Acquiror and Target have previously executed a non-disclosure agreement dated May 29, 1996, as amended on June 6, 1996 (as amended, the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

         5.5 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

         5.6   Consents; Cooperation.

               (a) Each of Acquiror and Target shall promptly apply for or otherwise seek, and use its reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR, and shall use its reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection


                                       29.

with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

               (b) Each of Acquiror and Target shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate and use all reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither Acquiror nor Target shall have an obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond November 30, 1996. Each of Acquiror and Target shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

               (c) Notwithstanding anything to the contrary in Section 5.6(a) or (b), (i) neither Acquiror nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Acquiror or of Acquiror combined with the Surviving Corporation after the Effective Time or
(ii) neither Target nor its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Target.

         5.7   Other Operational Covenants.

               (a) Target agrees to use reasonable efforts to ensure that on the Closing Date its cash and cash equivalents balance equals or exceeds $3,500,000.

               (b) Target agrees to use in the period prior to the Effective Time reasonable efforts to meet the product development schedule for its MICA products that


                                       30.

has been previously disclosed to Acquiror. In connection therewith, Target shall promptly notify Acquiror in the event Target shall experience any material delays in the product development schedule or if any material issues with respect to the technology used in the MICA products shall arise prior to the Effective Time.

         5.8 Legal Requirements. Each of Acquiror, Merger Sub and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement. Each of Acquiror and Target further agrees to notify the other promptly of the receipt of any comments from any government officials for amendments or supplements to any filing or for additional information and will supply the other with copies of all correspondence between such company or any of its representatives, on the one hand, and the government officials, on the other hand, with respect to such filing. All filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to any such filing, Acquiror or Target, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the government officials.

         5.9   Employee Benefit Plans.

               (a) Each option outstanding at the Effective Time under the Target Stock Option Plans shall, to the extent exercisable at that time for vested shares of Target Common Stock (including any shares which, in accordance with the provisions of those Plans or the Employment Agreements listed in
Schedule 2.14, vest on an accelerated basis in connection with the Merger), be cancelled, and the holder of each such cancelled option shall be entitled to receive a cash sum per vested share of Target Common Stock subject to the cancelled option equal to the Merger Consideration payable per share of Target Common Stock less the exercise price per share of Target Common Stock in effect under that option immediately prior to the Effective Time. Each option outstanding at the Effective Time under the 1995 Plan which is held by an employee of Target who shall continue his or her employment with Target following the Effective Time shall, to the extent that option is not at such time exercisable for vested shares of Target Common Stock, be assumed by Acquiror and converted into an option to purchase shares of Acquiror Common Stock in accordance with the procedure set forth in Section 5.9(b) below. Each option outstanding at the Effective Time under the 1995 Plan which is held by an employee of Target who shall transfer employment directly from Target to Newco following the Effective Time shall, to the extent that option is not


                                       31.

at such time exercisable for vested shares of Target Common Stock, be treated in the manner determined by Newco, and Acquiror shall, upon written receipt of notice from Newco as to such manner of treatment, take all reasonable ministerial action necessary to effect any required allocation of outstanding options under the 1995 Plan between those options assumed by Acquiror and any options to be assumed by Newco. All other options outstanding at the Effective Time under the Target Option Plans shall, to the extent not exercisable for vested shares of Target Common Stock at that time, terminate and cease to be outstanding at the Effective Time and shall not be assumed by either Acquiror or Newco. Schedule 5.9 hereto sets forth a true and complete list as of the date hereof of (i) all holders of outstanding options under the Target Stock Option Plans, specifically identifying those holders whose employment with Target is presently anticipated to continue following the Effective Time, (ii) the number of shares of Target capital stock subject to each such option, (iii) the exercise or vesting schedule in effect for that option, (iv) the exercise price payable per share of Target Common Stock and (v) the term of each such option. On the Closing Date, Target shall, in cooperation with Acquiror, deliver to Acquiror an updated Schedule 5.9 hereto current as of such date.

               (b) Each outstanding option under the 1995 Plan which is to be assumed by Acquiror under Section 5.9(a) shall continue to have, and be subject to, the same terms and conditions in effect for that option immediately prior to the Effective Time, except for the following adjustments to reflect the Merger
Consideration:

                     (i) the number of whole shares of Acquiror Common Stock subject to that option shall be determined by multiplying the number of unvested shares of Target Common Stock subject to that option immediately prior to the Effective Time by a fraction the numerator of which is the Merger Consideration payable per share of Target Common Stock and the denominator of which is the average of the closing selling prices per share of Acquiror Common Stock for the five trading days ending with the second trading day immediately preceding the Closing Date and then rounding that number down to the nearest whole number of shares of Acquiror Common Stock, and

                     (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of each such assumed option shall be determined by multiplying the exercise price per share of Target Common Stock at which such option is exercisable immediately prior to the Effective Time by a fraction the numerator of which is [the average of the closing selling prices per share of Acquiror Common Stock for the five trading days ending with the second trading day immediately preceding the Closing Date and the denominator of which is the Merger Consideration payable per share of Target Common Stock and then rounding that dollar amount up to the nearest whole cent.


                                       32.

         Consistent with the terms of the Target Stock Option Plans and the documents governing the outstanding options under those Plans, the Merger shall not result in the termination of any outstanding options under the 1995 Plan which are so assumed by Acquiror or accelerate the exercisability or vesting of those assumed options or the shares of Acquiror Common Stock which will be subject to those options upon the Acquiror's assumption of the options in the Merger. It is the intention of the parties that the options so assumed by Acquiror qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within 10 business days after the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time is a holder of an outstanding option under the 1995 Plan which is to be assumed by Acquiror hereunder a document in form and substance satisfactory to Target evidencing the foregoing assumption of such option by Acquiror.

               (c) Outstanding purchase rights under the Target ESPP shall be exercised upon the earlier of (i) the next scheduled purchase date under the Target ESPP or (ii) immediately prior to the Effective Time, and each participant in the Target ESPP shall accordingly be issued shares of Target Common Stock at that time which shall automatically be converted at the Effective Time into the right to receive the Merger Consideration payable per share of Target Common Stock in the Merger. The Target ESPP shall terminate with such exercise date, and no purchase rights shall be subsequently granted or exercised under the Target ESPP. Target employees who meet the eligibility requirements for participation in the Acquiror Employee Stock Purchase Plan shall be eligible to begin payroll deductions under that plan as of the start date of the first offering period thereunder beginning at least thirty (30) days after the Effective Time.

         5.10 Form S-8. Acquiror agrees to file, no later than thirty (30) days after the Closing, a registration statement on Form S-8 covering the shares of Acquiror Common Stock issuable pursuant to outstanding options under the 1995 Plan assumed by Acquiror. Target shall cooperate with and assist Acquiror in the preparation of such registration statement.

         5.11 Option Agreement. Concurrently with the execution of this Agreement, Target shall deliver to Acquiror an executed Option Agreement in the form of Exhibit C attached hereto.

         5.12 Nasdaq Quotation. Target agrees to continue the quotation of Target Common Stock on the Nasdaq National Market during the term of the Agreement so that, to the extent necessary, appraisal rights will not be available to shareholders of Target under Sections 1300 et seq. of the California Law.


                                       33.

         5.13  Indemnification.

               (a) After the Effective Time, Acquiror will, and will cause the Surviving Corporation to, indemnify and hold harmless the present and former officers, directors, employees and agents of Target (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent permitted by law and to the extent provided under Target's Articles of Incorporation and Bylaws or any indemnification agreement with Target officers and directors to which Target is a party, in each case in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter relating to this Agreement or the transactions contemplated hereby occurring on or prior to the Effective Time, Acquiror shall, or shall cause the Surviving Corporation to, pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

               (b) For four years after the Effective Time, Acquiror will either (i) at all times maintain at least $500,000,000 in cash, marketable securities and unrestricted lines of credit to be available to indemnify the Indemnified Parties in accordance with Section 5.15(a) above (but such amount shall not be construed as a limitation of any such indemnification), or (ii) cause the Surviving Corporation to use its best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such person currently covered by Target's officers' and directors' liability insurance policy on terms substantially similar to those of such policy in effect on the date hereof, provided that in satisfying its obligation under this Section , Acquiror shall not be obligated to cause the Surviving Corporation to pay premiums in excess of 150% of the amount per annum Target paid in its last full fiscal year, which amount has been disclosed to Acquiror, and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.15, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

               (c) To the extent there is any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) against an Indemnified Party that arises out of or pertains to any action or omission in his or her capacity as a director, officer, employee, fiduciary or agent of Target occurring prior to the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement for a period of four years after the Effective Time (whether arising before or after the Effective Time), such Indemnified Party shall be entitled to be represented by counsel and following the Effective Time (i) any counsel retained by the Indemnified Parties shall be reasonably satisfactory to the Surviving Corporation and Acquiror, (ii) the Surviving Corporation and Acquiror shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Corporation and Acquiror will cooperate in the defense of any such matter; provided,


                                       34.

however, that neither the Surviving Corporation nor Acquiror shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such four-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

               (d) The provisions of this Section 5.15 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

         5.14 Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

               (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of Target under California Law.

               (b) Proxy Statement. The SEC shall have approved the Proxy Statement prior to Target's distribution of the Proxy Statement to its shareholders. No stop order suspending the distribution or use of the Proxy Statement or any part thereof shall have been issued and no proceeding for that purpose, shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

               (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing


                                       35.

the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal or prevents or prohibits the Merger. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

               (d) Governmental Approval. Acquiror, Target and Merger Sub and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under HSR.

         6.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

               (a) Representations, Warranties and Covenants. (i) The representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

               (b) Certificate of Acquiror. Target shall have been provided with a certificate executed on behalf of Acquiror by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

                     (i) all representations and warranties made by Acquiror and Merger Sub under this Agreement are true and complete in all material respects; and

                     (ii) all covenants, obligations and conditions of this Agreement to be performed by Acquiror and Merger Sub on or before such date have been so performed in all material respects.

         6.3 Additional Conditions to the Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:


                                       36.

               (a) Representations, Warranties and Covenants. (i) The representations and warranties of Target in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

               (b) Certificate of Target. Acquiror shall have been provided with a certificate executed on behalf of Target by its President and Chief Financial Officer to the effect that, as of the Effective Time:

                     (i) all representations and warranties made by Target under this Agreement are true and complete in all material respects; and

                     (ii) all covenants, obligations and conditions of this Agreement to be performed by Target on or before such date have been so performed in all material respects.

               (c) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of Target or any of its subsidiaries or otherwise (after giving effect to the transactions contemplated by the Asset Purchase Agreement), except where the failure to obtain such consent would not have a Material Adverse Effect on Target.

               (d) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision materially limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiaries following the Merger (after giving effect to the transactions contemplated by the Asset Purchase Agreement) shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

               (e) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Target and its subsidiaries, taken as a whole; provided, however, that a material adverse change for purposes of this Section 6.3(e) with respect to Target shall not include any adverse effect on the revenues or gross margins of Target (or the direct consequences thereof) following the date of this Agreement which is attributable to a delay of, reduction in or cancellation or change in the terms of product orders by customers of Target. In the event of any litigation regarding the foregoing provision Target shall be required to sustain the burden of reasonably demonstrating that any such delay, reduction, cancellation or change is directly attributable to the transactions contemplated by this Agreement.


                                       37.

               (f) Employment Agreements. The employees of Target set forth on Schedule 6.3 shall have accepted employment with Acquiror and shall have entered into an employment agreements with Acquiror, in form and substance reasonably satisfactory to Acquiror, and such agreements shall remain in full force and effect (with such condition being subject to the further condition that in its negotiations regarding employment with such employees of Target, Acquiror shall offer such employees a total compensation package no less favorable to the employee than the total compensation package presently being offered under the terms of such employee's present employment with Target).

               (g) Asset Sale. The "Closing" contemplated by the Asset Purchase Agreement shall have occurred.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Target, this Agreement may be terminated:

               (a) by mutual consent duly authorized by the Board of Directors of Acquiror and Target;

               (b) by either Acquiror or Target, if, without fault of the terminating party, the Closing shall not have occurred on or before December 31, 1996 (or such later date as may be agreed upon in writing by the parties hereto);

               (c) by Acquiror, if (i) Target shall breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten business days of receipt by Target of written notice of such breach, (ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, or (iii) for any reason Target fails to call and hold the Target Shareholders Meeting by November 15, 1996;

               (d) by Target, if Acquiror shall breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten days following receipt by Acquiror of written notice of such breach;

               (e) by either Acquiror or Target if a Trigger Event (as defined in Section 7.3(f)) or Takeover Proposal shall have occurred and the Board of Directors of Target in connection therewith, after consultation with its legal counsel, withdraws or modifies its approval and recommendation of this Agreement and the transactions contemplated hereby in a manner adverse to Acquiror after determining that to cause


                                       38.

Target to proceed with the transactions contemplated hereby would not be consistent with the Board of Directors' fiduciary duty to the shareholders of Target; or

               (f) by either Acquiror or Target if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the shareholders of Target shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof.

         7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub or Target or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.4 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this Section
7.2 shall remain in full force and effect and survive any termination of this Agreement.

         7.3   Expenses and Termination Fees.

               (a)   Subject to subsections (b), (c), (d), (e) and (i) of this
Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense, except that expenses incurred in connection with printing the Proxy Statement, filing fees incurred in connection with the Proxy Statement and fees shall be shared equally by Target and Acquiror.

               (b) In the event that (i) either Acquiror or Target shall terminate this Agreement pursuant to Section 7.1(e), (ii) either Acquiror or Target shall terminate this Agreement pursuant to Section 7.1(f)(ii) following a failure of the shareholders of Target to approve this Agreement and, prior to the time of the meeting of Target's shareholders, there shall have been (A) a Trigger Event or (B) a Takeover Proposal, which at the time of the meeting of Target's shareholders shall not have been rejected by Target, or (iii) Acquiror shall terminate this Agreement pursuant to Section 7.1(c)(iii) and, prior thereto, there shall have been (A) a Trigger Event or (B) a Takeover Proposal, which shall not have been rejected by Target, then Target shall immediately reimburse Acquiror for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel) up to an aggregate amount not in excess of $1,000,000, and, in addition, Target shall promptly pay to Acquiror the sum of $8,000,000.


                                      39.

               (c) In the event that (i) either Acquiror or Target shall terminate this Agreement pursuant to Section 7.1(f)(ii) following a failure of the shareholders of Target to approve this Agreement and prior to the time of the meeting of Target's shareholders, there shall have been (A) a Trigger Event or (B) a Takeover Proposal, which at the time of the meeting of Target's shareholders shall have been (x) rejected by Target and (y) not withdrawn by the third party, or (ii) Acquiror shall terminate this Agreement pursuant to Section 7.1(c)(iii) and, prior thereto, there shall have been (A) a Trigger Event or (B) a Takeover Proposal, which shall have been rejected by Target, Target shall immediately reimburse Acquiror for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel) up to an aggregate amount not in excess of $1,000,000, and, in addition, Target shall promptly pay to Acquiror the sum of $3,000,000; and, in the event any Takeover Proposal or Trigger Event is consummated (as defined in Section 7.3(h)(i)) within six months of the later of
(x) such termination of this Agreement and (y) the payment of the above-described expenses, Target shall promptly pay Acquiror the additional sum of $5,000,000.

               (d) In the event that either Acquiror or Target shall terminate this Agreement pursuant to Section 7.1(f)(ii) following a failure of the shareholders of Target to approve this Agreement and, prior to the time of the meeting of Target's shareholders, there shall have been (A) a Trigger Event or
(B) a Takeover Proposal (as defined in Section 7.3(g)(ii)), which at the time of the meeting of Target's shareholders shall have been (x) rejected by Target and
(y) withdrawn by the third party, Target shall immediately reimburse Acquiror for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel) up to an aggregate amount not in excess of $1,000,000, and, in addition, in the event any Takeover Proposal or Trigger Event is consummated (as defined in Section 7.3(h)(ii)) within seven months of the later of (x) such termination of this Agreement and (y) the payment of the above-described expenses, Target shall promptly pay to Acquiror the additional sum of $8,000,000.

               (e) Except as otherwise contemplated by this Section 7.3, In the event that (i) Acquiror shall terminate this Agreement pursuant to Section 7.1(c) or (ii) Acquiror shall terminate this Agreement pursuant to Section 7.1(f)(ii), Target shall promptly reimburse Acquiror for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel) up to an aggregate amount not in excess of $1,000,000.

               (f) As used herein, a "Trigger Event" shall occur if any Person acquires securities representing 20% or more, or commences a tender or exchange offer following the successful consummation of which the offeror and its affiliate would beneficially own securities representing 20% or more, of the voting power of Target; provided, however, a Trigger Event shall not be deemed to include the acquisition by any


                                       40.

Person of securities representing 20% or more of Target if such Person has acquired such securities not with the purpose nor with the effect of changing or influencing the control of Target, nor in connection with or as a participant in any transaction having such purpose or effect, including without limitation not in connection with such Person (i) making any public announcement with respect to the voting of such shares at any meeting to consider any merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving Target, (ii) making, or in any way participating in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Securities Exchange Act) to vote any voting securities of Target (including, without limitation, any such solicitation subject to Rule 14a-11 under the Securities Exchange Act) or seeking to advise or influence any Person with respect to the voting of any voting securities of Target, directly or indirectly, relating to a merger or other business combination involving Target or the sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, (iii) forming, joining or in any way participating in any "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act with respect to any voting securities of Target, directly or indirectly, relating to a merger or other business combination involving Target or the sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, or (iv) otherwise acting, alone or in concert with others, to seek control of Target or to seek to control or influence the management or policies of Target.

               (g) (i) As used in Section 7.3(b) and 7.3(c), "Takeover Proposal" shall occur if there is an offer or proposal for, or any indication of interest in (where such indication of interest has been disclosed publicly), a merger or other business combination involving Target or the acquisition of 20% or more of the outstanding shares of capital stock of Target or the sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, or any of its subsidiaries, other than transactions contemplated by this Agreement or the transactions associated with the Pre-Closing Asset Transaction.

                   (ii) As used in Section 7.3(d), "Takeover Proposal" shall occur if there is an offer or proposal for, or any indication of interest in (where such indication of interest has been disclosed publicly), a merger or other business combination involving Target or the acquisition of 40% or more of the outstanding shares of capital stock of Target or the sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, or any of its subsidiaries, other than transactions contemplated by this Agreement or the transactions associated with the Pre-Closing Asset Transaction.

               (h) (i) For purposes of Section 7.3(c) above, (A) "consummation" of a Takeover Proposal shall occur on the date a written agreement is entered into with respect to a merger or other business combination involving Target or the acquisition of 20% or more of the outstanding shares of capital stock of Target, or sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business and the transactions associated with the Pre-Closing Asset Transaction) of


                                       41.

Target or any of its subsidiaries and (B) "consummation" of a Trigger Event shall occur on the date any Person or any of its affiliates or associates would beneficially own securities representing 20% or more of the voting power of Target following a tender or exchange offer.

                   (ii) For purposes of Section 7.3(d) above, (A) "consummation" of a Takeover Proposal shall occur on the date a written agreement is entered into with respect to a merger or other business combination involving Target or the public announcement of the initiation of such a merger or business combination or the acquisition of 40% or more of the outstanding shares of capital stock of Target, or any sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business and the transactions associated with the Pre-Closing Asset Transaction) of Target and (B) "consummation" of a Trigger Event shall occur on the date (x) any Person or any of its affiliates or associates would beneficially own securities representing 20% or more of the voting power of Target following a tender or exchange or (y) Target files a Schedule 14D-9 with the SEC recommending that the Target security holders accept the tender offer.

               (i) In the event that Target shall terminate this Agreement pursuant to Section 7.1(d), Acquiror shall promptly reimburse Target for all of the out-of-pocket costs and expenses incurred by Target in connection with this Agreement and the transactions contemplated hereby (including without limitation the fees and expenses of its advisors, accountants and legal counsel) up to an aggregate amount not in excess of $1,000,000.

         7.4 Amendment. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Target or Merger Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Common Stock, (ii) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Target Common Stock or Merger Sub Common Stock.

         7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                       42.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Non-Survival at Effective Time. The representations, warranties and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.4 (Confidentiality), 5.9 (Employee Benefit Plans), 5.10 (Form S-8), 5.15 (Best Efforts and Further Assurances), 7.3 (Expenses and Termination Fees), 7.4 (Amendment), and this Article VIII shall survive the Effective Time.

         8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

               (a)    if to Acquiror or Merger Sub, to:

                      Cisco Systems, Inc.
                      170 West Tasman Drive
                      San Jose, California 95134
                      Attention:   President
                      Facsimile No.:    (408) 526-4100
                      Telephone No.:    (408) 526-4000

                      with a copy to:

                      Brobeck, Phleger & Harrison LLP
                      Two Embarcadero Place
                      2200 Geng Road
                      Palo Alto, California 94303
                      Attention:  Edward M. Leonard, Esq.
                      Facsimile No.:    (415) 496-2885
                      Telephone No.:    (415) 424-0160





                                       43.

               (b)    if to Target, to:

                      Telebit Corporation
                      One Executive Drive
                      Chelmsford, Massachusetts 01824
                      Attention:  Brian D. Cohen
                      Facsimile No.:    (508) 656-9304
                      Telephone No.:    (508) 441-2181

                      with a copy to:

                      Testa, Hurwitz & Thibeault, LLP
                      High Street Tower
                      125 High Street
                      Boston, Massachusetts 02110
                      Attention:  William J. Schnoor, Jr.
                      Facsimile No.:    (617) 248-7100
                      Telephone No.:    (617) 248-7000

         8.3 Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to July 21, 1996. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to "dollars" and "cents" in this Agreement shall be deemed to be references to United States dollars and cents.

         8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         8.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full


                                       44.

force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a)-(c), and 1.7-1.9; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         8.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.



                  [Remainder of page intentionally left blank]


                                       45.

         IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.


                                            CISCO SYSTEMS, INC.



                                            By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                            COBRA ACQUISITION CORPORATION



                                            By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                            TELEBIT CORPORATION



                                            By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------




            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]


                                      46.